Exhibit 4.4

FORM OF

RISK RETENTION AGREEMENT

FORM OF RISK RETENTION AGREEMENT, dated as of [•] [•], 20[•] (this “Agreement”), by and among FIRST NATIONAL BANK OF OMAHA, a national banking association (“FNBO”), FIRST NATIONAL FUNDING LLC, a Nebraska limited liability company (the “Transferor”) and FIRST NATIONAL MASTER NOTE TRUST, a Delaware statutory trust (the “Issuer”).

WITNESSETH:

WHEREAS, FNBO and the Transferor have entered into a Second Amended and Restated Receivables Purchase Agreement, dated as of September 23, 2016 (as amended, restated, supplemented or otherwise modified, the “Receivables Purchase Agreement”) and as acknowledged and accepted by U.S. Bank Trust Company, National Association, as Indenture Trustee (the “Indenture Trustee”), pursuant to which FNBO sells to the Transferor certain Receivables arising in specified Accounts owned by FNBO;

WHEREAS, the Transferor, FNBO, in its capacity as Servicer (the “Servicer”), and the Issuer have entered into a Second Amended and Restated Transfer and Servicing Agreement, dated as of September 23, 2016 (as amended, restated, supplemented or otherwise modified, the “Transfer and Servicing Agreement”) and as acknowledged and accepted by the Indenture Trustee, pursuant to which the Transferor transfers Receivables to the Issuer and the Issuer has engaged the Servicer to administer the Receivables;

WHEREAS, the Issuer and the Indenture Trustee have entered into a Second Amended and Restated Master Indenture, dated as of September 23, 2016 (as amended, restated, supplemented or otherwise modified, the “Master Indenture”), and as acknowledged and accepted by the Transferor and the Servicer, pursuant to which the Issuer has issued and may from time to time issue notes; and

WHEREAS, the Transferor intends to cause the Issuer to issue Class A Asset Backed Notes, Series 20[•]-[•] (the “Class A Notes”) pursuant to the Master Indenture and a Series 20[•]-[•] Indenture Supplement, dated as of [•][•], 20[•] (as amended, restated, supplemented or otherwise modified, the “Indenture Supplement”), between the Issuer and the Indenture Trustee and as acknowledged and accepted by the Transferor and the Servicer.

NOW, THEREFORE, it is hereby agreed by and between FNBO, the Transferor and the Issuer, as follows:

1.            Definitions. All capitalized terms used but not defined herein shall have the meanings given to such terms in Appendix A to the Master Indenture or the Indenture Supplement, as applicable. The following capitalized terms shall have the following meanings:

“AIFM Regulation” means either Directive 2011/61/EU of the European Parliament and of the Council of June 8, 2011 on Alternative Investment Fund Managers, as amended, and Articles 50-56 of the Alternative Investment Managers Fund Regulation ((EU No. 231/2013) or the same as implemented in the laws of the UK by virtue of the European Union (Withdrawal) Act 2018 or otherwise (as applicable).

“Applicable Investor” means any of (a) an EEA or UK (as applicable) credit institution or investment firm, as defined and for the purposes of the CRR, including any consolidated group affiliate thereof, (b) an insurance undertaking by an EEA or UK (as applicable) insurer or a reinsurance undertaking by an EEA or UK (as applicable) reinsurer to which Solvency II applies, (c) an EEA or UK (as applicable) alternative investment fund manager (“AIFM”) as defined in the AIFM Regulation that manages or markets alternative investment funds in the EU or UK (as applicable), (d)(i) an undertaking for collective investment in transfer securities (“UCITS”) EEA or UK ( as applicable) management company by an EEA or UK (as applicable) management company to which the UCITS Directive applies or (ii) an internally managed UCITS, which is an EEA or UK (as applicable) investment company that is authorized in accordance with the UCITS Directive and has not designated such a management company for its management and (e) with certain exceptions, an EEA or UK (as applicable) institution for occupational retirement provision (an “IORP”) falling within the scope of the IORP Directive, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in the IORP Directive.

“CRR” means either Regulation (EU) No. 575/2013 of the European Parliament and of the Council, as amended and as supplemented by EU secondary legislation, including the CRR Delegated Regulation or the same as implemented in the laws of the UK by virtue of the European Union (Withdrawal) Act 2018 or otherwise (as applicable).

“CRR Delegated Regulation” means either Commission Delegated Regulation (EU) No. 625/2014 of the European Parliament and of the Council or the same as implemented in the laws of the UK by virtue of the European Union (Withdrawal) Act 2018 or otherwise (as applicable).

“EEA” means the European Economic Area.

“EU” means the European Union.

“EU Due Diligence and Risk Retention Rules” means, with respect to this Agreement, Articles 5 and 6 of EU Securitization Regulation, together with any relevant regulatory technical standards adopted by the European Commission and any guidance published by the European Union supervisory authorities with respect thereto or to precedent legislation (together, “EU delegated regulations and guidance’), each as in effect and applicable on the date the Class A Notes are issued.

“EU Securitization Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017.

“European Commission” means the European Commission, an institution of the European Union.

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“IORP Directive” means either Directive (EU) 2016/2341 of the European Parliament and of the Council of December 14, 2016 or the same as implemented in the laws of the UK by virtue of the European Union (Withdrawal) Act 2018 or otherwise (as applicable).

“Solvency II” means either Directive 2009/138/EC of the European Parliament and of the Council of November 25, 2009, as amended or the same as implemented in the laws of the UK by virtue of the European Union (Withdrawal) Act 2018 or otherwise (as applicable).

“UCITS Directive” means either Directive 2009/65/EC of the European Parliament and of the Council of July 13, 2009, as amended or the same as implemented in the laws of the UK by virtue of the European Union (Withdrawal) Act 2018 or otherwise (as applicable).

“UK” means the United Kingdom.

“UK Due Diligence and Risk Retention Rules” means, with respect to this Agreement, Articles 5 and 6 of the UK Securitization Regulation, together with any relevant technical standards adopted by the European Commission prior to January 1, 2021 or by the UK, and any guidance published by the European Union supervisory authorities published prior to January 1, 2021 (where such guidance is to be interpreted in light of the United Kingdom’s exit from the EU pursuant to relevant guidance issued by the Financial Conduct Authority (the “FCA”) or by the FCA with respect thereto or to precedent legislation (together “UK delegated regulations and guidance”), each as in effect and applicable on the date the Class A Notes are issued.

“UK Securitization Regulation” means Regulation (EU) 2017/2402 as it forms part of UK domestic law under the European Union (Withdrawal) Act of 2018, as amended by the Securitization (Amendment) (EU Exit) Regulations 2019.

1.            Representations. FNBO represents and warrants to the Issuer and the Indenture Trustee (solely for the benefit of the Applicable Investors) that as of the date hereof:

(a)            FNBO has full corporate power and authority to execute and deliver this Agreement and perform the terms and provisions hereof;

(b)           The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action, and do not require any approval or consent of any governmental agency or authority; and

(c)            This Agreement is the valid, binding and enforceable obligation of FNBO, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

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2.            Covenants. With reference to Articles 5 and 6 of each of the EU Securitization Regulation and the UK Securitization Regulation, FNBO hereby confirms, represents and warrants to and agrees with, and irrevocably and unconditionally undertakes to the Issuer and the Indenture Trustee, solely for the benefit of each Applicable Investor, on an ongoing basis, so long as any Class A Note remains Outstanding:

(a)            FNBO, as “originator,” within the meaning of Article 2(3)(a) of each of the EU Securitization Regulation and the UK Securitization Regulation, for the purposes of each of the EU Securitization Regulation and the UK Securitization Regulation, currently retains, and on an ongoing basis will retain, a material net economic interest that is not less than five percent of the nominal value of the securitized exposures (measured at origination), in a form that is intended to qualify as an originator’s interest as provided in option (b) of Article 6(3) of each of the EU Securitization Regulation and the UK Securitization Regulation, by indirectly holding all the membership interests in the Transferor which in turn holds all or part of the Transferor Interest (the “Retained Interest”);

(b)            With respect to the Retained Interest, FNBO will not change the retention option or the method of calculating its net economic interest in the securitized exposures while the Class A Notes are outstanding, except under exceptional circumstances in accordance with each of the EU Securitization Regulation (as supplemented by applicable EU delegated regulations and guidance) and the UK Securitization Regulation (as supplemented by applicable UK delegated regulations and guidance);

(c)            FNBO will not (and will not permit the Transferor or any of its other affiliates to) allow the Retained Interest to be subject to any credit risk mitigation, short position or other hedge or to be sold if, as a result, FNBO would not retain a material net economic interest in an amount that is not less than 5% of the nominal value of the securitized exposures, except to the extent permitted in accordance with Article 6(1) under each of the EU Securitization Regulation (as supplemented by applicable EU delegated regulations and guidance) and the UK Securitization Regulation (as supplemented by applicable UK delegated regulations and guidance); and

(d)            FNBO will provide ongoing confirmation of FNBO’s continued compliance with its obligations described in (a) and (c) above in or concurrently with the delivery of each distribution report of the issuing entity on Form 10-D relating to the Class A Notes; provided, however, that FNBO makes no commitment or undertaking to comply with any amendment to the EU Due Diligence and Risk Retention Rules or the UK Due Diligence and Risk Retention Rules that may become effective after the date the Class A Notes are issued.

3.            Agreements of Transferor. Transferor hereby acknowledges the terms and conditions of this Agreement and, further, covenants that it will not allow the Retained Interest to be subject to any credit risk mitigation, short position or other hedge or to be sold other than as directed by FNBO and as permitted in accordance with the terms of this Agreement.

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4.            Limitation of Liability.

(a)            It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust Company not individually or personally but solely as Owner Trustee under the Second Amended and Restated Trust Agreement, dated as of September 23, 2016 (the “Trust Agreement”), between the Transferor and Wilmington Trust Company, and in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained will be construed as creating any liability on the Wilmington Trust Company individually or personally, to perform any covenant of the Issuer either expressed or implied herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (iv) under no circumstances will Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any related documents.

(b)            NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE CLASS A NOTES, IN NO EVENT SHALL FNBO OR THE TRANSFEROR BE LIABLE TO THE INDENTURE TRUSTEE, THE ISSUER, THE OWNER TRUSTEE, ANY APPLICABLE INVESTOR OR ANY OTHER NOTEHOLDER, OR RESPONSIBLE FOR, LOSSES IN RESPECT OF THE CLASS A NOTES OR ANY INTEREST THEREIN, INCLUDING, WITHOUT LIMITATION ANY LOSS OF VALUE OF ANY CLASS A NOTE OR ANY INTEREST THEREIN, DUE TO THE FAILURE OF THE RETAINED INTEREST AND COMPLIANCE BY FNBO AND THE TRANSFEROR WITH THE TERMS OF THIS AGREEMENT TO SATISFY THE EU DUE DILIGENCE AND RISK RETENTION RULES, THE UK DUE DILGIENCE AND RISK RETENTION RULES OR OTHER SIMILAR OR EQUIVALENT PROVISIONS NOW OR HEREAFTER IN EFFECT.

5.            Miscellaneous.

(a)            THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEBRASKA WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)            EACH OF THE PARTIES HERETO (AND EACH APPLICABLE INVESTOR BY ACCEPTING THE BENEFITS HEREOF) HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEBRASKA. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

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(c)            All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopies, email, telegraphic, telex or cable communication) and mailed, emailed (with “PDF” attachment in the case of any signed notice or communication), telecopied with receipt confirmed by telephone, telegraphed, telexed, cabled or delivered, as to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall, when mailed, emailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mail, emailed, telecopied, delivered to the telegraph company, confirmed by telex answer back or delivered to the cable company, respectively.

If to FNBO:	First National Bank of Omaha
1620 Dodge Street
Stop Code 3271
Omaha, NE 68197-3271
Attention: Treasurer

If to the Transferor:	First National Funding LLC
1620 Dodge Street
Stop Code 3271
Omaha, NE 68197-3271
Attention: President

If to the Issuer:	c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890
Attention: Corporate Trust Administration

(d)            Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced.

(e)            Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

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(f)            This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.

(g)           The Issuer is a party to this Agreement solely for the purposes of obtaining the benefit of the representations, warranties and covenants contained therein and under no circumstances shall it be deemed to have undertaken any obligations thereunder or by virtue of its entry into this Agreement.

(h)           The Indenture Trustee is a third-party beneficiary of this Agreement solely for the purpose of obtaining the benefit of the representations, warranties and covenants contained herein and under no circumstances shall it be deemed to have undertaken any obligations hereunder. For the avoidance of doubt, in no event shall the Indenture Trustee have any responsibility to calculate, monitor compliance with or be charged with knowledge of the EU Due Diligence and Risk Retention Rules or the UK Due Diligence and Risk Retention Rules, nor shall it be liable to any Applicable Investor, Noteholder or any party whatsoever for any violation of such EU Due Diligence and Risk Retention Rules or the UK Due Diligence and Risk Retention Rules or such similar provisions now or hereafter in effect or for any breach of any term of this Agreement, nor shall it have any obligation to provide or otherwise make available information or documents required by the EU Due Diligence and Risk Retention Rules or the UK Due Diligence and Risk Retention Rules or any other rules or regulations regarding risk retention.

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FNBO, the Transferor and the Issuer have caused this Agreement to be duly executed by their respective officers as of the date first above written.

FIRST NATIONAL BANK OF OMAHA

By:
Name:
Title:

FIRST NATIONAL FUNDING LLC

By:	First National Funding Corporation,
its Managing Member

By:
Name:
Title:

FIRST NATIONAL MASTER NOTE TRUST

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

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